Exhibit 99.1

Contacts:
Brad Berning
Investor Relations
ir@zillowgroup.com

Chrissy Roebuck
Public Relations
press@zillow.com

Zillow Group Reports Second-Quarter 2021 Financial Results

SEATTLE – August 5, 2021 – Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended June 30, 2021.

Complete financial results for the second quarter and outlook for the third quarter of 2021 can be found in the company’s shareholder letter in the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“Zillow is making rapid and significant progress toward building a seamless, integrated real estate experience for our customers and partners. Our strong second-quarter results show how well we’re executing on the three- to five-year growth objectives we announced in 2019,” said Zillow Group co-founder and CEO Rich Barton. “Of particular note, our iBuying business, Zillow Offers, continues to accelerate as we offer more customers a fast, fair, flexible and convenient way to move. Zillow Offers is proving attractive to sellers even in this sizzling-hot seller’s market. Finally, we expect millennial-buyers, low interest rates, and the increasing adoption of location-flexible work policies, to fuel interest in moving for many years to come. And these movers will increasingly demand e-commerce-like solutions where Zillow excels.”

Recent highlights include:
•Consolidated second-quarter revenue of $1.3 billion and revenue for the IMT and Homes segments exceeded the high end of the company’s second-quarter outlook.
•Consolidated second-quarter gross profit was $538 million, up 92% year over year.
•Consolidated net income was $10 million for the second quarter. Segment income (loss) before income taxes was $134 million, $(59) million and $(18) million for the IMT, Homes and Mortgages segments, respectively, for the second quarter.
•Second-quarter Adjusted EBITDA of $183 million and Adjusted EBITDA for the IMT and Homes segments exceeded the high end of the company’s second-quarter outlook. Adjusted EBITDA by segment was $218 million, $(29) million and $(6) million for the IMT, Homes and Mortgages segments, respectively, for the second quarter.
•Traffic to Zillow Group’s mobile apps and websites in the second quarter reached 229 million average monthly unique users, an increase of 5% year over year, driving 2.8 billion visits during the quarter, up 10% year over year.
•The company ended the second quarter of 2021 with cash and investments of $4.6 billion.

Second Quarter 2021 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		2020 to 2021 % Change	Six Months Ended June 30,		2020 to 2021 % Change
	2021	2020		2021	2020
Revenue:
Homes segment:
Zillow Offers	$772,030	$453,816	70%	$1,473,004	$1,222,928	20%
Other (1)	5,115	436	1,073%	8,293	1,197	593%
Total Homes segment revenue	777,145	454,252	71%	1,481,297	1,224,125	21%
IMT segment:
Premier Agent	348,754	191,962	82%	683,072	434,068	57%
Other (2)	127,336	88,377	44%	239,346	176,937	35%
Total IMT segment revenue	476,090	280,339	70%	922,418	611,005	51%
Mortgages segment	56,745	33,761	68%	124,705	59,043	111%
Total revenue	$1,309,980	$768,352	70%	$2,528,420	$1,894,173	33%
Other Financial Data:
Gross profit	$538,395	$280,869		$1,045,515	$614,292
Income (loss) before income taxes:
Homes segment	$(59,346)	$(80,058)		$(117,820)	$(178,016)
IMT segment	133,573	19,166		277,148	(22,341)
Mortgages segment	(17,685)	(240)		(19,505)	(13,385)
Corporate items (3)	(33,591)	(22,637)		(67,798)	(42,528)
Total income (loss) before income taxes	$22,951	$(83,769)		$72,025	$(256,270)
Net income (loss)	$9,641	$(84,448)		$61,605	$(247,721)
Adjusted EBITDA (4):
Homes segment	$(29,092)	$(60,908)		$(63,040)	$(135,903)
IMT segment	217,763	71,862		426,346	157,579
Mortgages segment	(5,897)	4,885		450	(718)
Total Adjusted EBITDA	$182,774	$15,839		$363,756	$20,958
Percentage of Revenue:
Gross profit	41%	37%		41%	32%
Income (loss) before income taxes:
Homes segment	(8)%	(18)%		(8)%	(15)%
IMT segment	28%	7%		30%	(4)%
Mortgages segment	(31)%	(1)%		(16)%	(23)%
Corporate items (3)	N/A	N/A		N/A	N/A
Total income (loss) before income taxes	2%	(11)%		3%	(14)%
Net income (loss)	1%	(11)%		2%	(13)%
Adjusted EBITDA:
Homes segment	(4)%	(13)%		(4)%	(11)%
IMT segment	46%	26%		46%	26%
Mortgages segment	(10)%	14%		—%	(1)%
Total Adjusted EBITDA	14%	2%		14%	1%
(1) Other Homes segment revenue relates to revenue associated with the title and escrow services provided through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display advertising, as well as revenue from the sale of various other advertising and business technology solutions for real estate professionals, including dotloop.
(3) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(4) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group co-founder and CEO Rich Barton and CFO Allen Parker will host a live conference call to discuss the results today at 2 p.m. Pacific Standard Time (5 p.m. Eastern Standard Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at https://dpregister.com/sreg/10157707/e9c2f07193 to receive emailed instructions. This preregistration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business and the current and future health and stability of the residential housing market and economy and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 5, 2021, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic (including variants) or other public health crises and any associated economic downturn on Zillow Group’s future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines; the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit our ability to operate; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic; changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit Zillow Group’s ability to operate in light of the COVID-19 pandemic; the satisfaction of conditions precedent to the closing of Zillow Group’s proposed acquisition of ShowingTime.com, Inc., including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act or Zillow Group’s timing agreement with ShowingTime.com, Inc. and the U.S. Federal Trade Commission; changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce Zillow Group’s access to credit; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; addition or loss of significant customers; actual or anticipated changes in Zillow Group’s growth rate relative to that of our competitors; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to obtain or maintain licenses and permits to support Zillow Group’s current and future businesses; ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to operate Zillow Group’s mortgage originations business, including the ability to obtain sufficient financing; fluctuations in the valuation of companies perceived by investors to be comparable to Zillow Group; the impact of natural disasters and other catastrophic events; the impact of pending or future litigation; and the issuance of new or updated research or reports by securities analysts.

The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2020. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net income (loss) and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect impairment costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect the gain (loss) on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net income (loss), income (loss) before income taxes for each segment, and our other GAAP results.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter.
As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to-end service. Zillow Offers® buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans™, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions.
Zillow Group’s brands, affiliates and subsidiaries include Zillow®; Zillow Offers®; Zillow Premier Agent®; Zillow Home Loans™; Zillow Closing Services™; Zillow Homes, Inc.; Trulia®; Out East®; StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business that may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Adjusted EBITDA

The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$9,641
Income taxes	N/A	N/A	N/A	N/A	13,310
Income (loss) before income taxes	$(59,346)	$133,573	$(17,685)	$(33,591)	$22,951
Other income	—	—	(1,006)	(581)	(1,587)
Depreciation and amortization	4,733	22,157	2,093	—	28,983
Share-based compensation	20,495	58,362	9,538	—	88,395
Acquisition-related costs	—	3,671	—	—	3,671
Loss on extinguishment of debt	—	—	—	931	931
Interest expense	5,026	—	1,163	33,241	39,430
Adjusted EBITDA	$(29,092)	$217,763	$(5,897)	$—	$182,774

	Three Months Ended June 30, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(84,448)
Income taxes	N/A	N/A	N/A	N/A	679
Income (loss) before income taxes	$(80,058)	$19,166	$(240)	$(22,637)	$(83,769)
Other income	—	(5,300)	(385)	(4,430)	(10,115)
Depreciation and amortization	2,597	22,038	1,538	—	26,173
Share-based compensation	12,728	35,958	3,665	—	52,351
Gain on extinguishment of debt	—	—	—	(6,391)	(6,391)
Interest expense	3,825	—	307	33,458	37,590
Adjusted EBITDA	$(60,908)	$71,862	$4,885	$—	$15,839

	Six Months Ended June 30, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$61,605
Income taxes	N/A	N/A	N/A	N/A	10,420
Income (loss) before income taxes	$(117,820)	$277,148	$(19,505)	$(67,798)	$72,025
Other income	—	—	(2,738)	(1,288)	(4,026)
Depreciation and amortization	9,026	44,956	3,900	—	57,882
Share-based compensation	36,416	99,754	15,898	—	152,068
Acquisition-related costs	—	4,488	—	—	4,488
Loss on extinguishment of debt	—	—	—	2,334	2,334
Interest expense	9,338	—	2,895	66,752	78,985
Adjusted EBITDA	$(63,040)	$426,346	$450	$—	$363,756

	Six Months Ended June 30, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(247,721)
Income taxes	N/A	N/A	N/A	N/A	(8,549)
Loss before income taxes	$(178,016)	$(22,341)	$(13,385)	$(42,528)	$(256,270)
Other income	—	(5,300)	(587)	(13,821)	(19,708)
Depreciation and amortization	6,172	45,815	3,212	—	55,199
Share-based compensation	24,032	65,505	6,609	—	96,146
Gain on extinguishment of debt	—	—	—	(6,391)	(6,391)
Impairment costs	—	73,900	2,900	—	76,800
Interest expense	11,909	—	533	62,740	75,182
Adjusted EBITDA	$(135,903)	$157,579	$(718)	$—	$20,958

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net income (loss) and income tax benefit (expense) are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.